EXHIBIT 10.16

EXECUTION VERSION

AGREEMENT REGARDING LOAN ASSIGNMENT AND RELATED MATTERS
[Horizon Credit II LLC]

THIS AGREEMENT REGARDING LOAN ASSIGNMENT AND RELATED MATTERS (“Agreement”) is entered into as of November 4, 2013 (the “Effective Date”), by and among (i) HORIZON CREDIT II LLC, a Delaware limited liability company (“Borrower”), (ii) WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (“WFCF”), as agent (in such capacity, “Resigning Agent”) and as sole “Lender” (in such capacity, “Selling Lender”) under the Loan Agreement (as defined below), and (vi) KEY EQUIPMENT FINANCE INC., a Michigan corporation (“Key”) as successor Agent under the Loan Agreement (in such capacity, “Successor Agent”) and as purchaser of Selling Lender’s interests under the Loan Agreement (in such capacity, the “Purchasing Lender”), with reference to the following:

RECITALS

A.           Borrower, Resigning Agent and Selling Lender are parties to that certain Loan and Security Agreement dated as of July 14, 2011, as amended to date (the “Loan Agreement”), pursuant to which Resigning Agent and Selling Lender provided financial accommodations to or for the direct and indirect benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

B.           Purchasing Lender desires to acquire from Selling Lender, and Selling Lender desires to sell to Purchasing Lender, all of Selling Lender’s rights and obligations in its capacity as Lender under the Loan Agreement and the other Loan Documents, and in connection and concurrent therewith, among other things, (i) Resigning Agent intends to resign from its position as “Agent” under the Loan Agreement and the other Loan Documents and (ii) Purchasing Lender intends to appoint Successor Agent as the successor “Agent” under the Loan Agreement and the other Loan Documents.

C.           The parties hereto are entering into this Agreement to set forth their agreements with respect to the foregoing and certain other matters as more fully set forth herein, in all cases subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.           Assignment of Loan.

(a)           In consideration of Purchasing Lender’s payment to Selling Lender and Resigning Agent of the amounts set forth on Schedule 1 to this Agreement (collectively, the “Purchase Price Amount”), Selling Lender hereby sells and assigns to Purchasing Lender, and Purchasing Lender hereby purchases and assumes from Selling Lender, Selling Lender’s rights and obligations in its capacity as Lender under the Loan Agreement and the other Loan Documents, which consist of 100% of the existing Advances and Commitments under the Loan Agreement. For the avoidance of doubt, this includes the Commitment of WFCF as the Swing Line Lender. The transaction described in this Section 1(a) will be referred to as the “Loan Assignment,” and the rights and obligations so assigned shall be referred to as the “Assigned Interest.”

(b)           By its execution hereof, Borrower expressly consents to the Loan Assignment. Resigning Agent and Successor Agent confirm that the assignment fee in the amount of $XXXX required to be paid under Section 14.1(a) of the Loan Agreement has been waived in connection with the Loan Assignment.

(c)           As of the Effective Date, (i) Purchasing Lender shall be a party to the Loan Agreement and have the rights and obligations of a Lender under the Loan Agreement and (ii) Selling Lender shall relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations and those that are preserved hereunder) and be released from its obligations under the Loan Documents.

2.           Resignation of Resigning Agent. Notwithstanding the method of resignation of the “Agent” under the Loan Agreement that is set forth in Section 16.9 of the Loan Agreement, WFCF hereby resigns as “Agent” under the Loan Agreement effective as of the effectiveness of this Agreement, and the parties hereto consent to such resignation.

3.           Appointment of Successor Agent; Certain Matters Regarding Security Interests and Letters of Loan.

(a)           Notwithstanding the method of appointment of a successor Agent that is set forth in Section 16.9 of the Loan Agreement, effective immediately upon the effectiveness of this Agreement, (i) Purchasing Lender, as holder of 100% of the Advances and Commitments, hereby appoints Key as Successor Agent, (ii) Key hereby accepts such appointment and assumes all of the obligations and duties of “Agent” under the Loan Agreement and the other Loan Documents and (iii) Borrower hereby consents to such appointment. In furtherance of the foregoing, Purchasing Lender authorizes Successor Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to “Agent” by the terms thereof, together with such powers as are reasonably incidental thereto.

(b)           By virtue of the resignation of Resigning Agent and the appointment of Successor Agent, all parties hereto acknowledge that (i) Successor Agent has succeeded to, and is hereby vested with, all of the rights, powers, privileges, duties and interests of Resigning Agent under any Loan Documents in its capacity as “Agent” (collectively, the “Agency Rights”), including with respect to all of Resigning Agent’s rights and interests as a secured party with respect to any Collateral pledged to it pursuant to any Loan Documents and as the holder of any Liens therein (provided, that the Fee Letter between Resigning Agent and Borrower shall be deemed terminated upon the Effective Date, and Successor Agent shall not succeed to Resigning Agent’s rights under the Fee Letter), (ii) each reference to “Agent” in the Loan Agreement and any of the other Loan Documents shall be deemed to be a reference to Successor Agent, in its capacity as “Agent” thereunder, and (iii) WFCF is hereby discharged from its duties and obligations as “Agent” under the Loan Agreement and the other Loan Documents as of the effectiveness of this Agreement.

(c)           In connection with the foregoing, Resigning Agent hereby agrees to take all steps reasonably requested by Successor Agent to assist Successor Agent in its efforts to become the successor secured party with respect to all Liens currently existing in favor of Resigning Agent, without any interruption in the perfection or priority currently enjoyed by Resigning Agent. Successor Agent shall be responsible for preparing and filing amendments to any existing UCC-1 Financing Statements to reflect that Successor Agent is now the “Secured Party” thereunder.

(d)           Without limiting the foregoing, it is acknowledged and agreed that Successor Agent shall succeed Resigning Agent with respect to the Agency Rights under each of the following agreements:

(i)           Sale and Servicing Agreement dated as of July 14, 2011, by and among Borrower, Horizon (as Originator), Horizon Management (as Servicer), U.S. Bank National Association (as Collateral Custodian), and Resigning Agent.

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(ii)           the following cash management documents (collectively, the “Blocked Account Agreements”):

(A)           Restricted Account Agreement (Account Restricted Immediately – Standing Wire Transfers), dated as of July 12, 2011, by and among Borrower, Resigning Agent and Wells Fargo Bank, National Association (“WFB”), with respect to Account No. XXXXXXXX maintained by Borrower with WFB; and

(B)           Restricted Account Agreement (Account Restricted after Instructions) , dated as of July 12, 2011, by and among Borrower, Resigning Agent and WFB, with respect to Account Nos. XXXXXXXX and XXXXXXXX maintained by Borrower with WFB.

(iii)           Control Agreement among Borrower, Resigning Agent, Morgan Stanley Smith Barney LLC (as Introducing Broker), and Morgan Stanley & Co. LLC (as Securities Intermediary), with respect to Account No. XXXXXXX maintained by Borrower with Morgan Stanley & Co. LLC.

(iv)           Collateral Access Agreement dated as of July 14, 2011, by and among Pro-Park Group LLC (as Landlord), Resigning Agent, Borrower, Horizon (as Originator), and Horizon Management (as Servicer and Tenant), with respect to the premise located at 312 Farmington Avenue, Farmington Connecticut 06032.

Promptly after the Effective Date hereof, Successor Agent shall (A) send written notice to each of the parties to the agreements described in this Section 3 (with a copy to Resigning Agent and to any other persons entitled to notice under any such agreement) regarding the succession of Successor Agent to the Agency Rights under such agreement and providing to such parties any necessary notice or other information (including payment instructions) that may be required under any such agreement, and (B) deliver to WFB pursuant to Section 19 of the Blocked Account Agreements, Successor Agent’s binding written agreement to assume all of Resigning Agent’s obligations under each of the Blocked Account Agreements in order to release Resigning Agent from its obligations under the Blocked Account Agreements.

(e)           The Loan Assignment shall be deemed to have occurred simultaneously with the transfer of the Agency Rights to Successor Agent, and no agency relationship shall exist or have been created between Purchasing Lender and Resigning Agent.

(f)           The Purchase Price Amount has been calculated assuming that the proceeds of all checks or similar instruments for the payment of money (collectively, “Checks”) that have been received by Resigning Agent and credited to the Borrower’s account with Resigning Agent are good collected funds. For the avoidance of doubt, Successor Agent has assumed and shall be responsible for all claims under the Blocked Account Agreements arising as a result of any nonpayment, claim, refund, or chargeback of any Check (it being understood between Successor Agent and Borrower that the amount of any such payment made by Successor Agent may, at the Successor Agent’s option, constitute an Advance made by Purchasing Lender to Borrower under the Loan Agreement and that the provisions of the Loan Agreement shall govern Borrower’s obligation to indemnify Successor Agent for costs and expenses generally).

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4.           Certain Acknowledgments of Selling Lender and Resigning Agent. The Selling Lender and Resigning Agent hereby acknowledge and agree that, as a result of the consummation of the transactions contemplated hereby, the Selling Lender has assigned to Purchasing Lender all of its rights and obligations under the Loan Agreement and the other Loan Documents, and Successor Agent has succeeded to all the rights of Resigning Agent under the Loan Documents. Accordingly, upon the effectiveness of this Agreement, the Selling Lender and Resigning Agent acknowledge and agree that Borrower has no further obligations to Resigning Agent or Selling Lender under the Loan Agreement and the other Loan Documents; provided, that notwithstanding the foregoing or any future termination of the Loan Documents, Borrower shall remain obligated to Resigning Agent and the Selling Lender with respect to (a) any indemnification obligations under the Loan Documents and any other provisions contained in the Loan Documents which by their express terms (as in effect immediately prior to the Effective Date) survive the termination of the Loan Documents and (b) any of their obligations arising hereunder. Without limiting Resigning Agent’s and Selling Lender’s claims against Borrower as to claims described in the proviso in the preceding sentence, the Purchase Price Amount represents the entire amount of outstanding Obligation owed to the Selling Lender and Resigning Agent under the terms of the Loan Agreement as of the Effective Date.

5.           Representations, Warranties and Covenants.

(a)           Of WFCF. WFCF, in its capacity as Resigning Agent and as Selling Lender:

(i)           represents and warrants as of the Effective Date that (A) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (B) in the case of Selling Lender, it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims created by or through Selling Lender and (C) by executing and delivering this Agreement, the Person executing and delivering this Agreement on behalf of WFCF in the capacities specified above is an authorized signer for WFCF in such capacities and is authorized to execute and deliver this Agreement; and

(ii)           in the case of Selling Lender, represents and warrants as of the Effective Date that there are no promissory notes evidencing the Assigned Interest.

Other than the representations and warranties in clauses (a)(i) and (a)(ii) above, WFCF makes no other representation or warranty, including as to the aggregate amount of the Advances and Commitments, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith, the existence, nature or value of any Collateral or the perfection or priority of any Liens on any Collateral, or the financial condition of Borrower or the performance or nonperformance by Borrower of any obligation under any Loan Document or any document provided in connection therewith, it being acknowledged and agreed by Key in its capacity as Successor Agent and Purchasing Lender that the Assigned Interests and the Agency Rights are transferred to Key on an “as is, where is” basis and WFCF disclaims all warranties, representations and guarantees, whether express or implied, other than those expressly contained in clauses (a)(i) and (a)(ii) above.

(b)           Of Key. Key, in its capacity as Successor Agent and as Purchasing Lender:

(i)           represents and warrants as of the Effective Date that (A) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (B) this Agreement is the legal, valid and binding obligation of Successor Agent and Purchasing Lender, enforceable against such Persons in accordance with its terms, (C) by executing and delivering this Agreement, the Person executing and delivering this Agreement on behalf of Key in the capacities specified above is an authorized signer for Key in such capacities and is authorized to execute and deliver this Agreement, (D) it (1) is a sophisticated Person with respect to the matters that are the subject of this Agreement (including with respect to the acquisition of the Assigned Interest and the assumption of the Agency Rights), (2) has adequate information concerning the business and financial condition of Borrower to make an informed decision regarding the Loan Assignment and the assumption of the Agency Rights and (3) has independently and without reliance upon Resigning Agent or Selling Lender, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, and (E) no broker, finder or other Person acting under the authority of Successor Agent or Purchasing Lender is entitled to any broker’s commission or other fee in connection with the transactions contemplated hereby for which Resigning Agent or Selling Lender could be responsible;

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(ii)           acknowledges that neither Resigning Agent nor Selling Lender has given it any investment advice, credit information or opinion on whether the acquisition of the Assigned Interest or the assumption of the Agency Rights is prudent;

(iii)           acknowledges that it has not relied and will not rely on Resigning Agent or Selling Lender to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of Borrower, or any other matter concerning Borrower;

(iv)           without in any way limiting any disclaimers or any similar provision hereof, acknowledges that Resigning Agent’s execution of and/or delivery of any documents transferring any Lien or claim in any Collateral, assigning any Lien or transferring the Agency Rights, in each case as provided for herein or contemplated hereby, is made without recourse, representation, warranty or other assurance of any kind by Resigning Agent as to Resigning Agent’s rights in any Collateral (including perfection or priority), the condition or value of any Collateral, or any other matter;

(v)           confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Resigning Agent or Selling Lender and based on such documents and information as it shall deem appropriate at the time;

(vi)           acknowledges and agrees that, as Agent or a Lender, as applicable, it may receive material non-public information and confidential information concerning Borrower and its Affiliates and their Stock and agrees with Borrower to comply with Section 17.9 of the Loan Agreement in respect thereof; and

(vii)           specifies as its address for notices the address set forth on Exhibit B hereto.

(c)           Of Borrower:

(i)           Borrower represents and warrants as of the Effective Date that the execution, delivery and performance by Borrower of this Agreement (A) are within its power; (B) have been duly authorized by all necessary corporate or limited liability company action, as applicable; (C) do not contravene any provision of its charter, bylaws or operating agreement, as applicable; (D) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (E) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which it is a party or by which it or any of its property is bound; and do not require the consent or approval of any Governmental Authority or any other Person.

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(ii)           Borrower represents and warrants as of the Effective Date that this Agreement has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

6.           Conditions to Effectiveness. This Agreement shall be effective at such time at which the following conditions have been satisfied (provided, that to the extent any such condition is for the benefit of WFCF, WFCF may waive such condition in writing, and to the extent any such conditions is for the benefit of Key, Key may waive such condition in writing):

(a)           receipt by Resigning Agent, Selling Lender, Successor Agent and Purchasing Lender of this Agreement, duly executed and delivered by Resigning Agent, Selling Lender, Successor Agent, Purchasing Lender, and Borrower;

(b)           receipt by Selling Lender of the Purchase Price Amount by wire transfer of immediately available funds in accordance with the instructions specified in Schedule 1 hereto, no later than 2:00 p.m. (New York time) on the Effective Date; and

(c)           all representations and warranties contained in Section 5 hereof are true and correct in all material respects as of the Effective Date.

7.           Notices. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall be given in writing in the manner contemplated by, and addressed to the relevant Person as provided in, Section 12 of the Loan Agreement; provided, that notices to WFCF in any capacity shall be sent to the notice address for WFCF set forth in the Loan Agreement as in effect immediately before the effectiveness of this Agreement and notices to Key in any capacity shall be sent to the notice address for Key provided for in the Loan Agreement as in effect after the effectiveness of this Agreement.

8.           Certain Amendments. The portion of Section 12 to the Loan Agreement that provides the notice address for Agent is hereby deleted in its entirety and replaced with the notice information on Exhibit A hereto.

9.           Reimbursement of Expenses Etc. of Resigning Agent and Selling Lender. Borrower shall, and if Borrower does not, for any reason, Successor Agent shall, in each case, promptly upon written request from WFCF, reimburse WFCF for all out-of-pocket costs and expenses incurred by WFCF as Resigning Agent or Selling Lender in connection with the matters referred to in this Agreement or required to be performed hereunder (it being understood between Successor Agent and Borrower that the amount of any such payment made by Successor Agent may, at Successor Agent’s option, constitute an Advance made by Purchasing Lender to Borrower under the Loan Agreement and that the provisions of the Loan Agreement shall govern Borrower’s obligation to indemnify Successor Agent for costs and expenses generally).

10.           Indemnification. Successor Agent and Purchasing Lender shall indemnify, defend, and hold Resigning Agent, Selling Lender and their Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, “Resigning Agent Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) (the “Indemnified Liabilities”) that any Resigning Agent Indemnitee incurs or suffers as a result of or arising out of (a) a breach of any of Successor Agent’s or Purchasing Lender’s representations, warranties, covenants or agreements in this Agreement or (b) any breach of any obligations or covenants by Successor Agent or Purchasing Lender or any of their successors or assigns under any of the Loan Documents after the Effective Date or any other matter relating to actions or omissions of Successor Agent or Purchasing Lender or any of their successors or assigns that occur after the Effective Date.

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11.           Release. Each of Borrower, Horizon Technology Finance Corporation and Horizon Technology Finance Management LLC (collectively, the “Horizon Parties” and each, a “Horizon Party”) hereby acknowledges and agrees that: (a) it has no claim or cause of action against Resigning Agent or Selling Lender (or any of their respective successor and assigns, Affiliates, officers, directors, employees, attorneys, consultants or agents) in connection with the Loan Documents and (b) Resigning Agent and Selling Lender have heretofore properly performed and satisfied in a timely manner all of their obligations under the Loan Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, Resigning Agent and Selling Lender wish (and Borrower agrees) to eliminate any possibility that Borrower would assert any claim in contravention of the foregoing. In furtherance of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Horizon Parties (for itself and its successors, assigns, heirs and representatives) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Resigning Agent, Selling Lender and each of their respective successor and assigns (including, for the avoidance of doubt, Purchasing Lender and Successor Agent), Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date directly arising out of, connected with or related to the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Resigning Agent or Selling Lender contained therein, or the possession, use, operation or control of any of the assets of Borrower or any other Horizon Party, or the making of any Advances, or the management of such Advances or the Collateral. Each Releasor waives any and all claims, rights and benefits it may have under any law of any jurisdiction that would render ineffective a release made by a creditor of claims that the creditor does not know or suspect to exist in its favor at the time of executing the release and that, if known by it, would have materially affected its settlement with the applicable debtor. Each Releasor acknowledges that (i) it has been represented by independent legal counsel of its own choice throughout all of the negotiation that preceded the execution of this Agreement and that it has executed this Agreement after receiving the advice of such independent legal counsel, and (ii) such Person and its respective counsel have had an adequate opportunity to make whatever investigation or inquiry they deem necessary or desirable in connection with the release contained in this Section 11.

12.           Miscellaneous.

(a)           Loan Document. This Agreement shall be considered one of the Loan Documents under the Loan Agreement.

(b)           Headings. The various headings of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(c)           Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart thereof.

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(d)           Interpretation. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(e)           Further Assurances. Each party executing this Agreement agrees that upon the reasonable request of any other party hereto, it shall (i) in the case of expenses incurred by Resigning Agent, at Successor Agent’s expense (in accordance with Section 9 hereof) and (ii) in all other cases, at Borrower’s expense, duly execute and deliver, or cause to be duly executed and delivered, to such other party such further instruments and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions and purposes of this Agreement.

(f)           Complete Agreement. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto.

(g)           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

(h)           Waiver of Jury Trial. The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Agreement and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

IN WITNESS WHEREOF, this Agreement Regarding Loan Assignment and Related Matters has been duly executed as of the date first set forth above.

[SIGNATURE PAGES FOLLOW]

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“Resigning Agent” and “Selling Lender”

WELLS FARGO CAPITAL FINANCE, LLC

By:	/s/ Randy Allenmang
Name: Randy Allemang
Title: Vice President

“Successor Agent” and “Purchasing Lender”

KEY EQUIPMENT FINANCE INC.

By:	/s/ Richard S. Andersen
Name: Richard S. Andersen
Title: Vice President

“Borrower”

HORIZON CREDIT II LLC

By:	/s/ Robert D. Pomeroy, Jr.
Name: Robert D. Pomeroy, Jr.
Title: Chief Executive Officer

“Horizon Party”

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Robert D. Pomeroy, Jr.
Name: Robert D. Pomeroy, Jr.
Title: Chief Executive Officer

“Horizon Party”

HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC

By:	/s/ Robert D. Pomeroy, Jr.
Name: Robert D. Pomeroy, Jr.
Title: Chief Executive Officer